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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for Variable Separate Account (Portion Relating to the POLARIS Variable Annuity) of First SunAmerica Life Insurance Company, of our report dated March 25, 1998 relating to the financial statements of First SunAmerica Life Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.



PRICE WATERHOUSE LLP
Los Angeles, California
March 25, 1998